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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 and S-3/A Nos. 333-06611, 333-19789, 333-27969 and 333-27971 and Form
S-8 Nos. 33-73210, 33-75350, 33-89910, 33-89912, 33-89914, 333-01333, 333-01335,
333-12943, 333-12963, 333-26635, 333-26637, 333-26661, 333-46075, 333-46079,
333-46081 and 333-46103) of Wang Laboratories, Inc. of our report dated March 22, 1999, with respect to the consolidated financial statements and schedule of Wang Laboratories, Inc. included in this Annual Report (Form 10-K/A) for the six months ended December 31, 1998.


                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
April 5, 1999